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                Amendment No. 1 To The Qualified
           CPUC Decommissioning Master Trust Agreement

     Pursuant to Section 2.12 of the Nuclear Facilities Qualified CPUC Decommissioning Master Trust Agreement dated June 29, 1992 (the "Agreement") between San Diego Gas & Electric Company (the "Company") and the State Street Bank and Trust Company, as Trustee, the Company hereby amends the Agreement as follows (additions are underlined, deletions are struck through):


1.   Amend the last sentence of Section 4.06 as follows:

     Shown as:

     "The Trustee shall advise the Company and the Committee if any of the investments, in the Trustee's opinion, may constitute a violation of the restrictions on investment of trust assets outlined in Code Section 501(c)(21) or successor provision, applicable to the Master Trust."

     Amend to:

     "The Trustee shall advise the Company and the Committee, by means of such monthly report, if any of the investments, in the Trustee's opinion, may constitute a violation of the restrictions on investment of trust assets outlined in Code
     Section 468A(e)(4)(C), or successor provision, or any CPUC Order filed with the Trustee by the Committee which contains investment restrictions applicable to the Master Trust. In addition, prior to provision of the monthly report, if the Trustee has knowledge of an investment, and knows that such investment violates investment restrictions applicable to the Trust, the Trustee shall notify the Company and the Committee as soon as reasonably possible."


2.   Amend the second paragraph of Section 4.07 as follows:

     Shown as:

     "Notwithstanding the foregoing, the Trustee (and not the Master Trust) shall be liable for (a) any tax imposed pursuant to Section 4951 of the Code (or any applicable successor provision) as such section is made applicable to the Master Trust or the Trustee and/or (b) any consequences flowing from violation of the restrictions on the investment of trust assets outlined in Code Section 501(c)(21) (or applicable successor Code sections) where the act giving rise to the imposition of any tax pursuant to Section 4951 of the Code or the decision to invest trust assets in investments not meeting the restrictions outlined in Code Section 501(c)(21) was made by or was in the power and control of the Trustee as provided by this Agreement."

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     Amend to:

     "Notwithstanding the foregoing, the Trustee (and not the Master Trust) shall be liable for any tax imposed pursuant to
     Section 4951 of the Code (or any applicable successor provision) as such section is made applicable to the Master Trust or the Trustee where the act giving rise to the imposition of any tax pursuant to Section 4951 of the Code was made by or was in the power and control of the Trustee as provided by this Agreement."


3.   Amend Subsection (1) of Section 7.02 as follows:

     Shown as:

     "(1) unless such investment is permitted to be made by Code
     Sections 501(c)(21)(B)(ii) and 468(e)(4)(C), the regulations thereunder, and any applicable successor provisions; or"

     Amended to:

     "(1) unless such investment is permitted to be made by Code
     Section 468(e)(4)(C), the regulations thereunder, and any applicable successor provisions and any CPUC Order filed with the Trustee by the Committee which contains investment restrictions applicable to the Master Trust; or"


4.   Amend the second paragraph of Article 7.03 as follows:

     Shown as:

     "Notwithstanding anything contained in this Agreement to the contrary, the Trustee may not authorize or carry out (a) any sale, exchange, or other transaction which would constitute an act of "self-dealing" within the meaning of Section 4951 of the Code, as such section is made applicable to the Funds by
     Section 468(e)(5) of the Code, any regulations thereunder, and any applicable successor provision or (b) any investment which would violate the restrictions on investment of trust assets outlined in Code Section 501(c)(21) and any applicable successor provision."

     Amend to:

     "Notwithstanding anything contained in this Agreement to the contrary, the Trustee may not authorize or carry out any sale, exchange, or other transaction which would constitute an act of "self-dealing" within the meaning of Section 4951 of the Code, as such section is made applicable to the Funds by
     Section 468(e)(5) of the Code, any regulations thereunder, and any applicable successor provision".

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     IN WITNESS WHEREOF, the Company, the California Public
Utilities Commission, and the Trustee have set their hands and seals to this Amendment to the Agreement as of _______________, 1994.


                         SAN DIEGO GAS & ELECTRIC COMPANY


                         By:  /s/ D. E. Felsinger

                         Title:    Executive Vice President

                         Attest:   /s/ L. E. Klein

                         Title:    Acting Treasurer


                         CALIFORNIA PUBLIC UTILITIES COMMISSION


                         By:  /s/ Neal Shulman

                         Title:    Executive Director

                         Attest:   /s/ Phyllis White

                         Title:    Public Utility Regulatory
                                   Analyst V


                         Accepted:

                         STATE STREET BANK AND TRUST COMPANY

                         By:  /s/ John S. Connolly

                         Title:    Vice President

                         Attest:   /s/ Catha Hays

                         Title:    Assistant Secretary


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